UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2006

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue
Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 24, 2006, RBS Global, Inc. (the “Company”), the corporate parent of Rexnord Corporation, entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which an affiliate of the private equity firm Apollo Management has agreed, subject to customary conditions as described below, to purchase the Company from private equity firm The Carlyle Group and management for $1.825 billion. The parties to the Agreement are the Company, Chase Acquisition I, Inc., Chase Merger Sub, Inc. and TC Group, L.L.C. The transaction is subject to government approvals and other customary conditions and is expected to close in the third calendar quarter of 2006. A copy of a press release relating to the proposed sale is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events

On May 25, 2006, Rexnord Corporation issued a press release announcing its intent to begin a cash tender offer and related consent solicitation in the near future for all of its outstanding 10.125% Senior Subordinated Notes due 2012. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 25, 2006.
99.2	Press Release, dated May 25, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 30th day of May, 2006.

REXNORD CORPORATION

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 30th day of May, 2006.

RBS GLOBAL, INC.

By:	/s/ Thomas J. Jansen
Thomas J. Jansen
Vice President and Chief Financial Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report:  May 24, 2006

Exhibit No.	Description

99.1	Press Release, dated May 25, 2006.
99.2	Press Release, dated May 25, 2006.